As filed with the Securities and Exchange Commission on July 20, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware	83-0940635
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

500 South Buena Vista Street
Burbank, California 91521
(818) 560-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Walt Disney Company Amended and Restated 2011 Stock Incentive Plan

Jolene E. Negre, Esq.
Associate General Counsel
and Assistant Secretary
The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521
(818) 560-1000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:
Meredith B. Cross
Lillian Brown
Wilmer Cutler Pickering Hale and Dorr LLP
1875 Pennsylvania Avenue NW
Washington, DC 20006
(202) 663-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $0.01 par value per share	100,000,000 shares	$116.81	$11,681,000,000	$1,516,193.80

(1)In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on July 14, 2020.

EXPLANATORY NOTE

This registration statement (the “Registration Statement”) on Form S-8 is being filed by The Walt Disney Company (the “Company”) for the purpose of registering 100,000,000 additional shares of its common stock, $0.01 par value per share, issuable under the Walt Disney Company Amended and Restated 2011 Stock Incentive Plan (the “Plan”). The Company previously filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 (File No. 333-230407) with respect to the Plan (the “Prior Registration Statement”). This Registration Statement relates to the securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. In accordance with such instruction, except as otherwise set forth below, the contents of the Prior Registration Statement relating to the Plan are incorporated herein by reference.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•The Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019, filed November 20, 2019.
•The Company’s Proxy Statement on Schedule 14A, filed January 17, 2020.
•The Company’s Quarterly Reports on Form 10-Q for the periods ended December 28, 2019 and March 28, 2020, filed February 4, 2020 and May 5, 2020, respectively.
•The Company’s Current Reports on Form 8-K filed October 1, 2019, October 11, 2019, October 22, 2019, November 25, 2019, February 25, 2020, March 11, 2020, March 12, 2020, March 17, 2020, March 19, 2020, March 23, 2020, March 30, 2020, April 13, 2020, April 15, 2020 and May 13, 2020.
•The description of the Company’s common stock contained in the Company’s registration statement on Form S-4 (File No. 333-225850) first filed with the SEC on June 25, 2018, including any amendments or reports filed for the purpose of updating such description.

All documents, reports or definitive proxy or information statements subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this Registration Statement.
Item 8. Exhibits.

4.1	Restated Certificate of Incorporation of the Company, effective as of March 19, 2019 (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 20, 2019).
4.2
Certificate of Amendment to the Restated Certificate of Incorporation of the Company, effective as of March 20, 2019 (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on March 20, 2019).

4.3	Amended and Restated Bylaws of the Company, effective as of March 19, 2019 (incorporated by reference from Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on March 20, 2019).
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company.
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney (included on the signature pages of this Registration Statement).
99.1	The Walt Disney Company Amended and Restated 2011 Stock Incentive Plan (incorporated by reference from Annex B to the Company’s proxy statement on Schedule 14A filed with the SEC on January 17, 2020).
Item 9. Undertakings.

(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on July 20, 2020.

THE WALT DISNEY COMPANY

By:	/s/ JOLENE E. NEGRE
	Name:	Jolene E. Negre
	Title:	Associate General Counsel
and Assistant Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of The Walt Disney Company, hereby severally constitute and appoint Alan N. Braverman, Christine M. McCarthy and Jolene E. Negre, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable The Walt Disney Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer
/s/ ROBERT A. CHAPEK	Chief Executive Officer	July 20, 2020
(Robert A. Chapek)

Principal Financial and Accounting Officers
/s/ CHRISTINE M. MCCARTHY	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 20, 2020
(Christine M. McCarthy)

/s/ BRENT A. WOODFORD	Executive Vice President-Controllership, Financial Planning and Tax (Principal Accounting Officer)	July 20, 2020
(Brent A. Woodford)

Directors
/s/ SUSAN E. ARNOLD	Director	July 20, 2020
(Susan E. Arnold)

/s/ MARY T. BARRA	Director	July 20, 2020
(Mary T. Barra)

/s/ SAFRA A. CATZ	Director	July 20, 2020
(Safra A. Catz)

/s/ ROBERT A. CHAPEK	Director	July 20, 2020
(Robert A. Chapek)

/s/ FRANCIS A. DESOUZA	Director	July 20, 2020
(Francis A. deSouza)

/s/ MICHAEL B.G. FROMAN	Director	July 20, 2020
(Michael B.G.Froman)

/s/ ROBERT A. IGER	Chairman of the Board and Director	July 20, 2020
(Robert A. Iger)

/s/ MARIA ELENA LAGOMASINO	Director	July 20, 2020
(Maria Elena Lagomasino)

/s/ MARK G. PARKER	Director	July 20, 2020
(Mark G. Parker)

/s/ DERICA W. RICE	Director	July 20, 2020
(Derica W. Rice)